UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 21, 2013

Volkswagen Auto Lease/Loan Underwritten Funding, LLC

VW Credit Leasing, Ltd.

Volkswagen Auto Loan Enhanced Trust 2013-1

(Exact Names of Depositor/Co-Registrant/Issuing Entity as Specified in their Charters)

Delaware

(State or Other Jurisdiction of Incorporation)

333-185282 333-185282-02	11-3650483 46-6540982
(Commission File Numbers)	(Registrants’ I.R.S. Employer Identification Nos.)

2200 Ferdinand Porsche Drive Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip Code)

(703) 364-7000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K re: transaction documents and

underwriting agreement

Item 8.01. Other Events.

The Registrant and Co-Registrant are filing the exhibits listed in Item 9.01(d) below in connection with the issuance of the of Class A-1 0.20000% Auto Loan Asset Backed Notes, Class A-2 0.37% Auto Loan Asset Backed Notes, Class A-3 0.56% Auto Loan Asset Backed Notes and Class A-4 0.78% Auto Loan Asset Backed Notes (the “Notes”) by Volkswagen Auto Loan Enhanced Trust 2013-1 described in the Final Prospectus Supplement dated February 21, 2013. It is anticipated that the Notes will be issued on February 27, 2013.

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.	Document Description

1.1	Underwriting Agreement, dated as of February 21, 2013, among Volkswagen Auto Lease/Loan Underwritten Funding, LLC (“VALU Funding”), VW Credit, Inc. (“VCI”) and Barclays Capital Inc., as Representative of the Several Underwriters.

4.1	Indenture, to be dated as of February 27, 2013, between Volkswagen Auto Loan Enhanced Trust 2013-1 (the “Issuer”) and Deutsche Bank Trust Company Americas, as indenture trustee (the “Indenture Trustee”).

10.1	Purchase Agreement, to be dated as of February 27, 2013, between VCI and VALU Funding.

10.2	Sale and Servicing Agreement, to be dated as of February 27, 2013, among the Issuer, VALU Funding, VCI and the Indenture Trustee.

10.3	Administration Agreement, to be dated as of February 27, 2013, among the Issuer, VCI as administrator, and the Indenture Trustee.

10.4	Amended and Restated Trust Agreement, to be dated as of February 27, 2013, among VALU Funding, Citibank, N.A., not in its individual capacity but solely as owner trustee (the “Owner Trustee”) for the Issuer, and Citigroup Trust – Delaware, National Association, as issuer Delaware trustee.

Form 8-K re: transaction documents and

underwriting agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2013	VOLKSWAGEN AUTO LOAN ENHANCED TRUST 2013-1

By: VW Credit, Inc., as Servicer

	By:	/s/ Martin Luedtke
	Name:	Martin Luedtke
	Title:	Treasurer

	By:	/s/ Lawrence S. Tolep
	Name:	Lawrence S. Tolep
	Title:	Assistant Treasurer

Form 8-K re: transaction documents and

underwriting agreement